Exhibit 99.B(d)(70)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
PanAgora Asset Management Inc.

Dated August 3, 2007, as amended June 30, 2011

SEI Institutional Investments Trust

Emerging Markets Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	PanAgora Asset Management Inc.

By:	By:

/s/ Sandra M. Schaufler	/s/ Louis X. Iglesias

Name:	Name:

Sandra M. Schaufler	Louis X. Iglesias

Title:	Title:

Vice President	Chief Compliance Officer
PanAgora Asset Management

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
PanAgora Asset Management Inc.

Dated August 3, 2007, as amended April  14, 2010, June 30, 2010 and June 30, 2011

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	PanAgora Asset Management Inc.

By:	By:

/s/ Sandra M. Schaufler	/s/ Louis X. Iglesias

Name:	Name:

Sandra M. Schaufler	Louis X. Iglesias

Title:	Title:

Vice President	Chief Compliance Officer
PanAgora Asset Management